Exhibit 10.12

OPTEUM INC.

(FORMERLY BIMINI MORTGAGE MANAGEMENT, INC.)

2003 LONG TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

AGREEMENT by and between Opteum Inc., a Maryland corporation (the “Company”) and     (the “Grantee”), dated as of the ___ day of _______________, 200_.

WHEREAS, the Company maintains the Opteum Inc. (formerly Bimini Mortgage Management, Inc.) 2003 Long Term Incentive Compensation Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an employee of the Company or one of its Subsidiaries; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.  Grant of Restricted Stock.

The Company hereby grants the Grantee    Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.  Restrictions and Conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(i)
Subject to clauses (iii) and (iv) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse on , 200_ (for the avoidance of doubt, without regard to the Company’s achievement of financial hurdles).

Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the Restriction Period with respect to such Shares shall only lapse as to whole Shares. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Shares (or have such Shares attached or garnished).

(ii)
Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive dividends. Certificates for Shares (not subject to restrictions under the Plan) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period lapses without forfeiture in respect of such Shares of Restricted Stock.

(iii)
Subject to clause (iv) below, if the Grantee has a Termination of Service for any reason whatsoever during the Restriction Period, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv)
In the event the Grantee has a Termination of Service on account of death or Disability during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee.

3.  Miscellaneous.

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, e-mailed or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(e)
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the Grantee’s employment or other service at any time.

(f)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

OPTEUM INC.

By:

Name: Jeffrey J. Zimmer

Title: Chairman, President and Chief Executive Officer

GRANTEE

[Name of Grantee]